Exhibit 4.30
                                  ------------


                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT



                           GMAC COMMERCIAL CREDIT LLC,
                                    AS LENDER


                                      WITH

                           PARLUX FRAGRANCES, INC. AND
                                  PARLUX LTD.,
                                  AS BORROWERS




                                  July 20, 2001


                                TABLE OF CONTENTS


I.           DEFINITIONS..........................................................................................1
             1.1.        Accounting Terms.........................................................................1
             1.2.        (a)        General Terms.................................................................1
             1.3         "Uniform Commercial Code Terms".  ......................................................18
             1.4         Certain Matters of Construction.........................................................18

II.          REVOLVING ADVANCES, PAYMENTS........................................................................18
             2.1.        (a)        Total Revolving Advances.....................................................18
                         (b)        Discretionary Rights.........................................................19
             2.2.        Procedure for Borrowing Revolving Advances..............................................20
             2.3.        Disbursement of Revolving Advance Proceeds..............................................20
             2.4.        Repayment of Revolving Advances.........................................................20
             2.5.        Repayment of Excess Revolving Advances..................................................21
             2.6.        Statement of Account....................................................................21
             2.7.        Additional Payments.....................................................................21
             2.8.        Manner of Payment.......................................................................21
             2.9.        Mandatory Prepayments...................................................................22
             2.10.       Use of Proceeds.........................................................................22
             2.11.       Joint and Several Liability.............................................................22

III.         INTEREST AND FEES...................................................................................23
             3.1.        Interest................................................................................23
             3.2.        Intentionally Deleted...................................................................24
             3.3.        (a)        Closing Fee..................................................................24
                         (b)        Due Diligence Fee............................................................24
                         (c)        Unused Line Fee..............................................................24
                         (d)        Collateral Examination Fee...................................................24
                         (e)        Collateral Monitoring Fee....................................................24
             3.4.        Computation of Interest and Fees........................................................25
             3.5.        Maximum Charges.........................................................................25
             3.6.        Increased Costs.........................................................................25
             3.7.        Basis For Determining Interest Rate Inadequate or Unfair................................26
             3.8.        Capital Adequacy........................................................................26

IV.          COLLATERAL: GENERAL TERMS...........................................................................27
             4.1.        Security Interest in the Collateral.....................................................27
             4.2.        Perfection of Security Interest.........................................................27
             4.3.        Disposition of Collateral...............................................................31
             4.4.        Preservation of Collateral..............................................................31
             4.5.        Ownership of Collateral.................................................................31

                                       i

             4.6.        Defense of Lender's Interests...........................................................32
             4.7.        Books and Records.......................................................................32
             4.8.        Financial Disclosure....................................................................32
             4.9.        Compliance with Laws....................................................................33
             4.10.       Inspection of Premises..................................................................33
             4.11.       Insurance...............................................................................33
             4.12.       Failure to Pay Insurance................................................................34
             4.13.       Payment of Taxes........................................................................34
             4.14.       Payment of Leasehold Obligations........................................................34
             4.15.       Accounts and other Receivables..........................................................35
                         (a)        Nature of Accounts...........................................................35
                         (b)        Solvency of Customers........................................................35
                         (c)        Locations of Borrower........................................................35
                         (d)        Collection of Receivables....................................................35
                         (e)        Notification of Assignment of Receivables....................................35
                         (f)        Power of Lender to Act on Borrower's Behalf..................................35
                         (g)        No Liability.................................................................36
                         (h)        Establishment of a Lockbox Account, Dominion Account.........................37
                         (i)        Adjustments..................................................................37
             4.16.       Inventory...............................................................................37
             4.17.       Maintenance of Equipment................................................................37
             4.18.       Exculpation of Liability................................................................37
             4.19.       Environmental Matters...................................................................38
             4.20.       Financing Statements....................................................................40

V.           REPRESENTATIONS AND WARRANTIES......................................................................40
             5.1.        Authority...............................................................................40
             5.2.        Formation and Qualification.............................................................40
             5.3.        Survival of Representations and Warranties..............................................41
             5.4.        Tax Returns.............................................................................41
             5.5.        Financial Statements....................................................................42
             5.6.        Corporate Name..........................................................................42
             5.7.        O.S.H.A. and Environmental Compliance...................................................42
             5.8.        Solvency; No Litigation, Violation, Indebtedness or Default.............................43
             5.9.        Patents, Trademarks, Copyrights and Licenses............................................44
             5.10.       Licenses and Permits....................................................................44
             5.11.       Default of Indebtedness.................................................................44
             5.12.       No Default..............................................................................44
             5.13.       No Burdensome Restrictions..............................................................45
             5.14.       No Labor Disputes.......................................................................45
             5.15.       Margin Regulations......................................................................45
             5.16.       Investment Company Act..................................................................45
             5.17.       Disclosure..............................................................................45
             5.18.       Swaps...................................................................................45

                                       ii

             5.19.       Conflicting Agreements..................................................................45
             5.20.       Application of Certain Laws and Regulations.............................................45
             5.21.       Business and Property of Borrower.......................................................46

VI.          AFFIRMATIVE COVENANTS...............................................................................46
             6.1.        Payment of Fees.........................................................................46
             6.2.        Conduct of Business and Maintenance of Existence and Assets.............................46
             6.3.        Violations..............................................................................47
             6.4.        Government Receivables..................................................................47
             6.5.        Tangible Net Worth......................................................................47
             6.6.        Minimum EBITDA..........................................................................47
             6.7.        Fixed Charge Coverage Ratio.............................................................47
             6.8.        Maximum Funded Debt/EBITDA Ratio........................................................47
             6.9.        Execution of Supplemental Instruments...................................................47
             6.10.       Payment of Indebtedness.................................................................47
             6.11.       Standards of Financial Statements.......................................................48

VII.         NEGATIVE COVENANTS..................................................................................48
             7.1.        Merger, Consolidation, Acquisition and Sale of Assets...................................48
             7.2.        Creation of Liens.......................................................................48
             7.3.        Guarantees..............................................................................48
             7.4.        Investments.............................................................................48
             7.5.        Loans...................................................................................49
             7.6.        Capital Expenditures....................................................................49
             7.7.        Dividends...............................................................................49
             7.8.        Indebtedness............................................................................49
             7.9.        Nature of Business......................................................................49
             7.10.       Transactions with Affiliates............................................................49
             7.11.       Leases..................................................................................49
             7.12.       Subsidiaries............................................................................50
             7.13.       Fiscal Year and Accounting Changes......................................................50
             7.14.       Pledge of Credit........................................................................50
             7.15.       Amendment of Articles of Incorporation, By-Laws.........................................50
             7.16.       Compliance with ERISA...................................................................50
             7.17.       Prepayment of Indebtedness..............................................................51

VIII.        CONDITIONS PRECEDENT................................................................................51
             8.1.        Conditions to Initial Revolving Advances................................................51
                         (a)        Notes........................................................................51
                         (b)        Filings, Registrations and Recordings........................................51
                         (c)        Corporate Proceedings of Borrower and Guarantors.............................51
                         (d)        Incumbency Certificates of Borrower and Guarantors...........................51
                         (e)        Certificates.................................................................52
                         (f)        Good Standing Certificates...................................................52

                                      iii



                         (g)        Legal Opinions...............................................................52
                         (h)        No Litigation................................................................52
                         (i)        Collateral Examination/Lien Searches.........................................52
                         (j)        Financial Condition Certificates.............................................53
                         (k)        Fees.........................................................................53
                         (l)        Financial Information........................................................53
                         (m)        Other Documents..............................................................53
                         (n)        Insurance....................................................................53
                         (o)        Payment Instructions.........................................................54
                         (p)        Blocked Accounts.............................................................54
                         (q)        Consents.....................................................................54
                         (r)        No Adverse Material Change...................................................54
                         (s)        Contract Review..............................................................54
                         (t)        Closing Certificate..........................................................54
                         (u)        Borrowing Base...............................................................55
                         (v)        Undrawn Availability.........................................................55
                         (w)        Other........................................................................55
                         (x)        Leasehold Agreements.........................................................55
             8.2.        Conditions to Each Revolving Advance....................................................55
                         (a)        Representations and Warranties...............................................55
                         (b)        No Default...................................................................55
                         (c)        Maximum Revolving Advances...................................................55

IX.          INFORMATION AS TO BORROWERS.........................................................................56
             9.1.        Disclosure of Material Matters..........................................................56
             9.2.        Schedules...............................................................................56
             9.3.        Environmental Reports...................................................................56
             9.4.        Litigation..............................................................................56
             9.5.        Material Occurrences....................................................................56
             9.6.        Government Receivables..................................................................57
             9.7.        Annual Financial Statements.............................................................57
             9.8.        Monthly Financial Statements............................................................57
             9.9.        Other Reports/Consolidating Statements..................................................58
             9.10.       Additional Information..................................................................58
             9.11.       Projected Operating Budget..............................................................58
             9.12.       Variances From Operating Budget.........................................................58
             9.13.       Notice of Suits, Adverse Events.........................................................59
             9.14.       ERISA Notices and Requests..............................................................59
             9.15.       Additional Documents....................................................................59

X.           EVENTS OF DEFAULT...................................................................................60

XI.          LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT..........................................................62
             11.1.       Rights and Remedies.....................................................................62

                                       iv


             11.2.       Lender's Discretion.....................................................................63
             11.3.       Setoff..................................................................................64
             11.4.       Rights and Remedies not Exclusive.......................................................64

XII.         WAIVERS AND JUDICIAL PROCEEDINGS....................................................................64
             12.1.       Waiver of Notice........................................................................64
             12.2.       Delay...................................................................................64
             12.3.       JURY TRIAL WAIVER.......................................................................64

XIII.        EFFECTIVE DATE AND TERMINATION......................................................................65
             13.1.       Term....................................................................................65
             13.2.       Termination.............................................................................65

XIV.         BORROWING AGENCY....................................................................................66
             14.1.       Borrowing Agency Provisions.............................................................66
             14.2.       Waiver of Subrogation...................................................................67

XV.          MISCELLANEOUS.......................................................................................67
             15.1.       Governing Law...........................................................................67
             15.2.       Entire Understanding....................................................................67
             15.3.       Successors and Assigns; Participations; New Lenders.....................................68
             15.4.       Application of Payments.................................................................68
             15.5.       Indemnity...............................................................................68
             15.6.       Notice..................................................................................69
             15.7.       Survival................................................................................70
             15.8.       Severability............................................................................70
             15.9.       Expenses................................................................................70
             15.10.      Injunctive Relief.......................................................................70
             15.11.      Consequential Damages...................................................................71
             15.12.      Captions................................................................................71
             15.13.      Counterparts; Telecopied Signatures.....................................................71
             15.14.      Construction............................................................................71


                                       v

                                REVOLVING CREDIT
                                       AND
                               SECURITY AGREEMENT


         Revolving Credit and Security Agreement dated as of July 20, 2001 by and among PARLUX FRAGRANCES, INC., a corporation organized under the laws of the State of Delaware ("Fragrances"), PARLUX LTD., a corporation organized under the laws of the state of New York ("Parlux"; and together with Fragrances, each individually a "Borrower" and, collectively, the "Borrowers") and GMAC COMMERCIAL CREDIT LLC, a limited liability company formed under the laws of the State of New York ("Lender").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, each of Borrowers and Lender hereby agree as follows:

I.       DEFINITIONS.
         -----------

         1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP, provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrowers for the fiscal year ended March 31, 2001.

         1.2. (a) General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Accountants" shall have the meaning set forth in Section 9.7 hereof.

                  "Accounts" shall mean all present and future rights of any Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

                  "Accounts Advance Rate" shall have the meaning set forth in
Section 2.1(a)(i) hereof.

                  "Advance Rates" shall have the meaning set forth in Section 2.1(a)(ii) hereof.

                  "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or executive officer of such Person, of any Subsidiary of such Person or of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus one half of one percent (1/2 %).

                  "Applicable Margin for Domestic Rate Revolving Loans" for any given quarter, (a) for the period commencing on the Closing Date and ending on March 31, 2002, the Applicable Margin for Domestic Rate Revolving Loans shall be 1.0%; and (b) commencing on the first day of the quarter immediately following the date on which Borrowers deliver to Lender audited annual financial statements for the fiscal year ending March 31, 2002 in accordance with Section
9.7 of this Agreement, and at all times thereafter for the balance of the Term, if the Borrowers' Leverage Ratio for Borrowers' immediately preceding fiscal quarter (as determined from the Borrowers' financial statements delivered for the last month of the applicable quarter in accordance with Section 9.8 hereof, which financial statements shall be acceptable in form and substance to Lender), is (i) greater than or equal to 6.0:1, then the Applicable Margin for Domestic Rate Revolving Loans for such quarter shall be 1.50%; (ii) greater than or equal to 5.5:1 but less than 6.0:1, then the Applicable Margin for Domestic Rate Revolving Loans for such quarter shall be 1.25%; (iii) greater than or equal to 4.5:1 but less than 5.5:1, then the Applicable Margin for Domestic Rate Revolving Loans for such quarter shall be 1.00%; (iv) greater than or equal to 3.5:1 but less than 4.5:1, then the Applicable Margin for Domestic Rate Revolving Loans for such quarter shall be 0.75%; (v) greater than or equal to 2.5:1 but less than 3.5:1, then the Applicable Margin for Domestic Rate Revolving Loans shall be 0.50%; and (vi) less than 2.5:1, then the Applicable Margin for Domestic Rate Revolving Loans for such quarter shall be 0.00%. Notwithstanding anything to the contrary set forth herein, if after March 31, 2002, Borrowers shall fail to deliver financial statements in accordance with
Section 9.7 or 9.8 in form and substance satisfactory to Lender, then the Applicable Margin for Domestic Rate Revolving Loans for the applicable quarter shall be 1.50%.

                  "Applicable Margin for LIBOR Rate Revolving Loans" shall mean, for any given quarter, (a) for the period commencing on the Closing Date and ending on March 31, 2002, the Applicable Margin for LIBOR Rate Revolving Loans shall be 3.75%; and (b) for the period commencing on the first day of the quarter immediately following the date on which Borrowers deliver to Lender audited annual financial statements for the fiscal year ending March 31, 2002 in accordance with Section 9.7 of this Agreement and at all times thereafter for the balance of the Term, if the Borrowers' Leverage Ratio for Borrowers' immediately preceding fiscal quarter (as determined from the Borrowers' financial statements delivered for the last month of the applicable quarter in accordance with Section 9.8 hereof, which financial statements shall be acceptable in form and substance acceptable to Lender), is (i) greater than or equal to 6.0:1, then the Applicable Margin for LIBOR Rate Revolving Loans for such quarter shall be 4.25%; (ii) greater than or equal to 5.5:1 but less than 6.0:1, then the Applicable Margin for LIBOR Rate Revolving Loans for such quarter shall be 4.00%; (iii) greater than or equal to 4.5:1 but less than 5.5:1, then the Applicable Margin for LIBOR Rate Revolving Loans for such quarter shall be 3.75%; (iv) greater than or equal to 3.5:1 but less than 4.5:1, then the Applicable Margin for LIBOR Rate Revolving Loans for such quarter shall be 3.50%; (v) greater than or equal to 2.5:1 but less than 3.5:1, then the Applicable Margin for LIBOR Rate Revolving Loans shall be 3.25%; and (vi) less than 2.5:1, then the Applicable Margin for LIBOR Rate Revolving Loans for such quarter shall be 2.75%. Notwithstanding anything to the contrary set forth herein, if after March 31, 2002 the Borrower shall fail to deliver financial statements in accordance with Section 9.7 or 9.8 hereof, in form and substance satisfactory to Lender, then the Applicable Margin for LIBOR Rate Revolving Loans for the applicable quarter shall be 4.25%.

                  "Authority" shall have the meaning set forth in Section
4.19(d).

                  "Bank" shall mean The Bank of New York, and its successors and assigns.

                  "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

                  "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                  "Borrowing Agent" shall mean Parlux Fragrances, Inc.

                  "Business Day" shall mean with respect to LIBOR Rate Revolving Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other loans, any day other than a day on which commercial banks in New York are authorized or required by law to close.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

                  "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Borrower to a Person or (b) any merger or consolidation of or with any Borrower or sale of all or substantially all of the property or assets of any Borrower. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (i) to vote 50% or more of the securities having ordinary voting power for the election of directors of any Borrower or (ii) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Subsidiaries.

                  "Closing Date" shall mean the date hereof or such other date as may be agreed to in writing by the parties hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include, with respect to each
Borrower:

                           (a)      all Accounts;

                           (b)      all Equipment;

                           (c)      all General Intangibles;

                           (d)      all Inventory;

                           (e)      all Real Property;

                           (f)      all Subsidiary Stock;

                           (g)      all of  Borrower's  present and future
right, title and interest in and to (i) goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments (including all promissory notes), documents, chattel paper (including all tangible and electronic chattel paper), warehouse receipts, deposit accounts, money, securities and investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), credit balances and other property of Borrower now or hereafter held or received by or intransit to Lender or any of Lender's Affiliates or at any other depository or other institution from or for the account of Borrower whether for safekeeping, pledge, custody, transmission, collection or otherwise; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables and including deposits by and property of account debtors or other persons securing the obligations of account debtors; (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and Borrower; (viii) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights; and (ix) all commercial tort claims, including, without limitation, all commercial tort claims set forth on Schedule 4.2(g);

                           (h)      all present and future supporting
obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                           (i)      to the extent not otherwise described above,
all Receivables;

                           (j)     all of Borrower's ledger sheets, ledger
cards, files, correspondence, Records, books of account, business papers, computers, computer software (whether owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a),
(b), (c), (d), (e), (f), (g), (h) or (i) of this Paragraph; and

                           (k)     all proceeds and products of (a), (b), (c),
(d), (e), (f), (g), (h), (i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

                  "Customer" shall mean and include the account debtor with respect to any Account, other Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

                  "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" shall mean a rate equal to two percent (2%) per annum in excess of the Revolving Interest Rate or the Overadvance Rate, as the case may be.

                  "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, any Borrower and any bank at which any deposit account of Borrowers is at any time maintained which provides that such bank will comply with the irrevocable instructions originated by Lender directing disposition of the funds in the deposit account without further consent by Borrowers and such other terms and conditions as Lender may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to an account designated by Lender in writing all funds received or deposited into the Blocked Accounts.

                  "Depository Accounts" shall have the meaning set forth in
Section 4.15(h) hereof.

                  "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

                  "Dollars" and the sign "$" shall mean lawful money of the United States of America.

                  "Domestic Rate Revolving Loan" shall mean any Revolving Advance that bears interest based upon the Alternate Base Rate.

                  "EBITDA" shall mean for any given period for Borrowers on a consolidated basis (1) net income (or loss) determined in accordance with GAAP exclusive of all extraordinary gains as defined by GAAP plus (2) taxes, plus (3) interest expense plus (4) depreciation and amortization and other non-cash expenses during such period. EBITDA shall be determined on a trailing twelve
(12) month basis.

                  "Eligible Inventory" shall mean and include Inventory held for sale by each Borrower in the ordinary course of business, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Lender's opinion, obsolete, slow moving or unmerchantable, and which Lender, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Lender may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Lender and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. "Eligible Inventory" includes Inventory, excluding work in process, (i) at a public warehouse or at premises leased by Borrower, provided that, Lender shall have received an agreement in writing from the owner or lessor of such premises, in form and substance satisfactory to Lender, acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against such Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral and (ii) at a location owned by a processor of the Inventory, provided that, (x) the aggregate value of such Inventory located at any such location, valued and the lower of cost or market, is in excess of $100,000 and (y) Lender shall have received an agreement in writing from the processor of such Inventory, in form and substance satisfactory to Lender, acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against such Inventory and agreeing to take direction from Lender , Lender's exercise of its rights and remedies regarding the Collateral. In general, Eligible Inventory shall not include (a) packaging and shipping materials; (b) work in process or supplies used or consumed in Borrower's business; (c) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement including Permitted Encumbrances; (d) bill and hold goods; (e) unserviceable, obsolete or slow moving Inventory; (f) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (g) damaged and/or defective Inventory (h) returned Inventory that is not held for resale; (i) Inventory subject to deposits made by customers for sales of Inventory that has not been delivered; (j) Inventory held after the applicable expiration date thereof; (k) testers and samples; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its sole and absolute discretion.

                  "Eligible Accounts" shall mean and include with respect to each Borrower each Account of such Borrower (other than Perfumania Receivables) arising in the ordinary course of such Borrower's business and which Lender, in its sole credit judgment, shall deem to be an Eligible Account, based on such considerations as Lender may from time to time deem appropriate. An Account shall not be deemed eligible unless such Account is subject to Lender's perfected security interest and no other Lien other than Permitted Encumbrances, and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Lender. In addition, no Account shall be an Eligible Account if:

                  (a) it arises out of a sale made or rendition of service by such Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;

                  (b) it is due or unpaid more than ninety (90) days after the original invoice date or more than sixty (60) days after the original due date;

                  (c) fifty percent (50%) or more of the Accounts from the Customer are not deemed Eligible Accounts hereunder. Such percentage may, in Lender's sole discretion, be increased or decreased from time to time;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached;

                  (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii2) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (iv) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

                  (f) the sale or rendition of services is to a Customer outside the United States of America, Puerto Rico or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion;

                  (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (h) Lender believes, in its sole judgment that collection of such Account is insecure or that such Account may not be paid by reason of the Customer's financial inability to pay;

                  (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless such Borrower effectuates an assignment of its right to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Customer or the Account otherwise does not represent a final sale or completed rendition of service;

                  (k) the Accounts of the Customer exceed a credit limit determined by Lender, in its sole discretion, to the extent such Account exceeds such limit;

                  (l) an Account is subject to any offset, deduction, defense, dispute, or counterclaim, or an Account is contingent in any respect or for any reason, or an Account is from a Customer that is also a creditor or supplier of a Borrower;

                  (m) Borrower has made any agreement with a Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (n) shipment of the merchandise or the rendition of services has not been completed;

                  (o) any return, rejection or repossession of the merchandise whose sale gave rise to the Account has occurred;

                  (p) such Account is not payable to a Borrower; or

                  (q) such Account is not otherwise satisfactory to Lender as determined in good faith by Lender in the exercise of its discretion in a reasonable manner.

                  "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "Equipment" shall mean all of Borrower's now owned and hereafter acquired goods (other than inventory), wherever located, including, without limitation, equipment, machinery, vehicles, tools, furniture, fixtures, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                  "Fixed Charge Coverage Ratio" shall mean as at the end of each quarter, determined on a consolidated basis for Borrowers, the ratio for any given computation period of (a) EBITDA to (b) the sum of (i) the interest expense (including all imputed interest on capital lease obligations of Borrowers) plus (ii) the aggregate amount of all scheduled debt repayments (including all imputed principal payments on capital lease obligations of Borrowers but excluding all Revolving Credit Advances) plus (iii) cash taxes paid by Borrowers, plus (iv) unfinanced capital expenditures, in all cases for such quarter.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                  "Funded Debt" shall mean for Borrowers on a consolidated basis, all liabilities for borrowed money, including, without limitation, capitalized lease obligations.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, patents, patent rights, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, service mark applications, goodwill (including any goodwill associated with any trademark or the license of any trademark), copyrights, works which are the subject matter of copyrights, rights in works of authorship, copyright registrations, inventions, tradesecrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals and operating standards, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, domaine names, domaine name registrations, software and contract rights relating to software, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "Guarantor" shall mean, individually and collectively, any Person that at any time executes a Guaranty.

                  "Guaranty" shall mean, individually and collectively, each Guaranty of the Obligations of Borrowers executed by a Guarantor in favor of Lender.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Inventory" shall mean, with respect to each Borrower, all of such Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business, together with all documents of title or other documents representing or relating to any of the foregoing.

                  "Inventory Advance Rate" shall have the meaning set forth in
Section 2.1(a)(ii) hereof.

                  "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, any Borrower and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Lender, in each case, without the further consent of such Borrower and including such other terms and conditions as Lender may require.

                  "Lender" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which is a transferee, successor or assign of Lender.

                  "Lender's security interest" or words of similar import shall have the meaning set forth in Section 4.1 hereof.

                  "Leverage Ratio" shall mean as at the end of each quarter, the ratio, for any given computation period of (a) Funded Debt to (b) EBITDA.

                  "LIBOR Rate" shall mean the London Interbank Offered Rate for the period of one month, as published in The Wall Street Journal, computed and averaged on a monthly basis and adjusted for reserves.

                  "LIBOR Rate Revolving Loan" shall mean a Revolving Advance at any time that bears interest based upon the LIBOR Rate.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) any Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Other Documents.

                  "Maximum Loan Amount" shall mean $20,000,000.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA to which a Borrower or any member of the Controlled Group is required to contribute.

                  "Net Face Amount" of Perfumania Receivables means the gross face invoice amount thereof, less returns, discounts (the calculation of which shall be determined by Lender where optional terms are given), anticipation or any other unilateral deductions taken by Perfumania, Inc. and credits and allowances to Perfumania, Inc. of any nature.

                  "Net Income" means the net income of Borrowers determined on a consolidated basis in accordance with GAAP, consistently applied.

                  "Net Recovery Value of Eligible Inventory" shall mean, as of a particular date, the net recovery value of each Borrower's Eligible Inventory, as determined by Lender in its sole discretion, from the most recent appraisal of Inventory acceptable to and received by Lender from an appraiser acceptable to Lender. As of the Closing Date, Hilco Appraisal Services, LLC is an acceptable appraiser to Lender.

                  "Note" shall mean collectively, the promissory note referred to in Section 2.1(a) hereof.

                  "Obligations" shall mean and include any and all of each Borrower's Indebtedness and/or liabilities to Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Lender and any Borrower and all obligations of any Borrower to Lender to perform acts or refrain from taking any action.

                  "Other Documents" shall mean the Note, the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, notes, guaranties, pledges, additional security agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by a Borrower and/or delivered by or on behalf of any Borrower to Lender in respect of the transactions contemplated by this Agreement.

                  "Overadvance" shall have the meaning set forth in Section 3.1 hereof.

                  "Overadvance Rate" shall mean a per annum rate equal to one percent (1%) in excess of the Revolving Interest Rate.

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least fifty percent (50%) of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "Payment Office" shall mean initially 1290 Avenue of the Americas, New York, New York; thereafter, such other office of Lender, if any, which it may designate by notice to Borrowing Agent to be the Payment Office.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Perfumania Receivables" shall have the meaning set forth in
Section 2.1(c) hereof.

                  "Permitted Encumbrances" shall mean (a) Liens in favor of Lender; (b) Liens for taxes, assessments or other governmental charges not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Lender has consented to in writing; (d) deposits or pledges of cash to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 1.2(b).

                  "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA, maintained for employees of any Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "Prepayment Date" shall have the meaning set forth in Section
13.1 hereof.

                  "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

                  "Pro Forma Balance Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

                  "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to Lender.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean, with respect to each Borrower, all of such Borrower's right, title and interest in and to its owned and leased premises.

                  "Receivables" shall mean, with respect to each Borrower, all of the following now owned or hereafter arising or acquired property of such
Borrower: (a) all Accounts; (b) all amounts at any time payable to such Borrower in respect of the sale or other disposition by such Borrower or any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of such Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to such Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Borrower) or otherwise associated with any Accounts, Inventory or General Intangibles of such Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is beneficiary).

                  "Records" shall mean, with respect to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

                  "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

                  "Reserves" shall mean all Obligations then chargeable to any account of Borrowers, as well as Obligations which may, in Lender's sole discretion, be chargeable to Borrowers' account thereafter, in each case, without duplication, by reason of or in connection with any of the following:
Accounts which are not Eligible Accounts; Inventory which is not Eligible Inventory; disputed items; deductions; allowances; credits; retentions; bill and hold sales; consignment sales; letters of credit; steamship guarantees; airway releases; offsets asserted or granted to account debtors; sales calling for payment in currencies other than United States Dollars; to adjust for audit/examination of Borrowers' accounts(s) or for any documentation correction; and such additional reserves as Lender in its sole discretion, deems appropriate. In addition to and not in limitation of the foregoing, reserves shall be established with respect to each Borrower (a) to reflect events, conditions or contingencies that, as determined by Lender in it sole discretion, adversely affect or would adversely affect the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Lender determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (d) to reflect amounts due or to become due in respect of sales, use and/or withholding taxes.

                  "Revolving Advances" shall have the meaning set forth in
Section 2.1(a) hereof.

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin for Domestic Revolving Rate Revolving Loans with respect to Domestic Rate Revolving Loans or (b) the sum of the LIBOR Rate plus the Applicable Margin for LIBOR Rate Revolving Loans, with respect to LIBOR Rate Revolving Loans.

                  "Senior Debt Payments" shall mean and include all cash actually expended by Borrowers, on a consolidated basis, to make (a) interest payments on any Revolving Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein and with respect to any Revolving Advances.

                  "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "Subsidiary Stock" shall mean all of the issued and outstanding stock owned by Borrower of each Subsidiary of Borrower.

                  "Tangible Net Worth" shall mean for Borrowers on a consolidated basis, at a particular date, (a) the aggregate amount of all assets of Borrowers, on a consolidated basis, as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrowers on a consolidated basis.

                  "Term" shall mean the Closing Date through July 20, 2004, as same may be extended in accordance with the provisions of Section 13.1 hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

                  "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Transactions" shall have the meaning set forth in Section 5.5 hereof.

                  "Transferee" shall have the meaning set forth in Section 14.3(b) hereof.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

                  "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Loan Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances plus (ii) all amounts due and owing to Borrowers' trade creditors which are in excess of thirty (30) days past due.

         1.3 "Uniform Commercial Code Terms". All terms used herein and defined in the UCC shall have the meaning given therein unless otherwise defined herein.

         1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers shall have the burden of proving any lack of good faith on the part of Lender alleged by Borrowers at any time.

II.      REVOLVING ADVANCES, PAYMENTS.
         -----------------------------

         2.1 (a) Total Revolving Advances. Subject to the terms and conditions set forth in this Agreement, Lender will make revolving advances ("Revolving Advances") to Borrowers in aggregate amounts outstanding at any time not greater than the lesser of (x) the Maximum Loan Amount or (y) an amount equal to the sum of:

                  (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("Accounts Advance Rate"), of Eligible Accounts, plus


                  (ii) up to 60%, subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"; and together with the Accounts Advance Rate, collectively, the "Advance Rates") of the value of Eligible Inventory, provided that, at no time shall the aggregate amount of Revolving Advances made by Lender in respect of Eligible Inventory exceed an amount equal to eighty percent (80%) of the Net Recovery Value of Eligible Inventory in effect from time to time, minus

                  (iii)    Reserves.

         The amount derived from (x) the sum of Sections 2.1(a)(y)(i) plus (ii), minus (y) Section 2.1(a)(y)(iii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory note (the "Note") substantially in the form attached hereto as Exhibit 2.1(a).

                  (b) Discretionary Rights. The Advance Rates and Reserves may be increased or decreased by Lender at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the Reserves may limit or restrict Revolving Advances requested by Borrowing Agent on behalf of Borrowers. Lender shall give Borrowing Agent five
(5) days prior written notice of its intention to decrease the Advance Rates.

                  (c)      Purchase of Accounts Owing by Perfumania, Inc.
                           ----------------------------------------------

                  (i) Each Borrower hereby assigns and sells to Lender, as absolute owner, and Lender hereby purchases from such Borrower all Accounts owing to such Borrower from Perfumania, Inc. and perfumania.com, inc. created on and after the date hereof, which arise from such Borrower's sale of merchandise or rendition of services to Perfumania, Inc. and/or perfumania.com, inc. (collectively, the "Perfumania Receivables").

                  (ii) Lender shall not assume the risk of nonpayment for any reason with respect to any Perfumania Receivable. Accordingly, all Perfumania Receivables shall be purchased by Lender with full recourse to each Borrower. In the event of non-payment of any Perfumania Receivable for any reason whatsoever; Lender may charge back to such Borrower's ledger account for Perfumania Receivables the amount of any such Perfumania Receivable that is not paid on its due date.

                  (iii) The purchase price of each Perfumania Receivable shall be the Net Face Amount thereof. The purchase price will be credited to each Borrower's ledger account and remitted to such Borrower on the date which is two (2) Business Days after the date on which the Perfumania Receivable is actually collected by Lender in accordance with Section 2.4(b) of this Agreement. Lender may deduct from the amount payable to such Borrower in respect of any Perfumania Receivable Reserves for all Obligations then chargeable to such Borrower's account and Obligations which, in Lender's sole judgment may be chargeable to such Borrower's account thereafter.

                  (iv) Monthly, on the fifteenth (15th) day of each month for the immediately preceding month, Borrowers shall deliver to Lender a schedule of the Perfumania Receivables, in form and content satisfactory to Lender, detailing, individually and in the aggregate, each outstanding Perfumania Receivable (including, without limitation, invoice date, original due date and amount) and each Perfumania Receivable collected during such immediately preceding month.

         2.2. Procedure for Borrowing Revolving Advances. Borrowing Agent, on behalf of Borrowers, may notify Lender prior to 12:00 a.m. on a Business Day of Borrowers' request to incur, on that day, a Revolving Advance hereunder. Such request shall indicate the amount of the requested Revolving Advance. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance bearing interest at the rate applicable to Domestic Rate Revolving Loans as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender, and such request shall be irrevocable.

         2.3. Disbursement of Revolving Advance Proceeds. All Revolving Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers' account on Lender's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent Lender makes such Revolving Advances, be made available to Borrowers on the day so requested by way of credit to Borrowers' operating account at Washington Mutual Bank, or such other bank as Borrowing Agent may designate following notification to Lender, in federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrowers, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4.     Repayment of Revolving Advances.
                  -------------------------------

                  (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

                  (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Lender on the date received. In consideration of Lender's agreement to conditionally credit Borrowers' account as of the Business Day on which Lender receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations two
(2) Business Days after confirmation to Lender by the Blocked Account bank or Depository Account bank, as provided for in Section 4.15(h) hereof, that such items of payment have been collected in good funds and finally credited to Lender's account. Lender is not, however, required to credit Borrowers' account for the amount of any item of payment which is unsatisfactory to Lender, in its reasonable discretion and Lender may charge Borrowers' account for the amount of any item of payment which is returned to Lender unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' account or by making Revolving Advances as provided in
Section 2.2 hereof.

                  (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.5. Repayment of Excess Revolving Advances. The aggregate balance of Revolving Advances outstanding at any time in excess of the maximum amount of Revolving Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.6. Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account in the name of Borrowers in which shall be recorded the date and amount of each Revolving Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Revolving Advance shall not adversely affect Lender. Each month, Lender shall send to Borrowing Agent a statement showing the accounting for the Revolving Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lender and Borrowers unless Lender receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Lender with respect to the loan account shall be prima facie evidence of the amounts of Revolving Advances and other charges thereto and of payments applicable thereto.

         2.7. Additional Payments. Any sums expended by Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' account as a Revolving Advance, shall bear interest at the Default Rate applicable to Domestic Rate Revolving Loans and shall be added to the Obligations.

         2.8.     Manner of Payment.
                  -----------------

                  (a) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Lender to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                  (b) Notwithstanding anything to the contrary contained in Sections 2.9(a) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Lender and each payment by Borrowers on account of Revolving Advances shall be applied first to those Revolving Advances made by Lender.

         2.9. Mandatory Prepayments. In addition to the prepayment set forth in Section 2.4 hereof, when any Borrower sells or otherwise disposes of any Collateral (other than Inventory in the ordinary course of business or in accordance with Section 4.3 hereof) Borrowers shall repay the Revolving Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than two (2) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied in such order as Lender may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

         2.10. Use of Proceeds. Borrowers shall apply the proceeds of Revolving Advances to (a) repay all existing indebtedness to General Electric Capital Corporation, (b) pay fees and expenses relating to this transaction, (c) provide for its working capital needs, and (d) to finance other lawful corporate actions of Borrowers as approved from time to time in writing by GMACCC in its sole discretion.

         2.11. Joint and Several Liability. All Borrowers shall be liable for all amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Revolving Advances hereunder or the amount of such Revolving Advances received or the manner in which Lender accounts for such Revolving Advances or other extensions of credit on its books and records. The Obligations with respect to Revolving Advances made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Revolving Advances made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Revolving Advances or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower,
(b) the absence of any attempt to collect the Obligations from the other Borrower or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrower, (e) the election of Lender in any proceeding instituted under Title 11 of the United States Code, as amended ("Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of the other Borrower. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Revolving Advances or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

III.     INTEREST AND FEES.
         -----------------

         3.1. Interest. (a) Interest on Revolving Advances shall be payable in arrears on the last day of each month. Interest charges shall be computed on the actual principal amount of Revolving Advances outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate and/or the

LIBOR Rate is increased or decreased, the Revolving Interest Rate with respect to Domestic Rate Revolving Loans and/or LIBOR Rate Revolving Loans, as the case may be, shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate and/or the LIBOR Rate, as the case may be, during the time such change or changes remain in effect.

                  (b) On the Closing Date, all Revolving Advances shall be Domestic Rate Revolving Loans. On or prior to the third Business Day prior to the end of a month during the Term, commencing with the month immediately following the Closing Date, Borrowers may, in writing, designate to Lender in advance the percentage of the Revolving Advances for the immediately succeeding month which shall constitute Domestic Rate Revolving Loans and the percentage of the Revolving Advances which shall constitute LIBOR Rate Revolving Loans. If Borrowers fail to timely make such a designation to Lender for any month, the interest rate designations for such month shall continue to be the interest rate designations as in effect for the immediately preceding month.

                  (c) Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Default Rate. In the event that the aggregate outstanding amount of all Revolving Advances exceeds the lesser of the Maximum Loan Amount and the Formula Amount for three (3) or more days in any month during the Term (such excess, an "Overadvance"), the average daily balance of all Revolving Advances and other amounts charged or chargeable to Borrowers' account for such month shall bear interest at the Overadvance Rate.

                  (d) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, and during its continuance, all Revolving Advances shall, for the purposes of Section 3.1(b), be automatically converted to Domestic Rate Revolving Loans, and Borrowers shall have no right to request, and Lender shall thereafter during the continuance of an Event of Default have no obligation to make, LIBOR Rate Revolving Loans.

         3.2.     Intentionally Deleted.
                  ---------------------

         3.3. (a) Closing Fee. Borrowers shall pay to Lender a closing fee in the amount of $50,000 (the "Closing Fee"). The Closing Fee shall be paid to Lender on the Closing Date, and shall be deemed to be fully earned as of the date thereof and shall not be subject to refund, rebate or proration for any reason whatsoever.

                  (b) Due Diligence Fee. Borrowers shall pay to Lender a due diligence fee in the amount of $50,000 (the "Due Diligence Fee"). The Due Diligence Fee shall be paid to Lender on the Closing Date, and shall be deemed to be fully earned as of the date thereof and shall not be subject to refund, rebate or proration for any reason whatsoever.

                  (c) Unused Line Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Loan Amount, then Borrowers shall pay to Lender a fee at a rate equal to one half of one percent (1/2%) per annum on the amount by which the Maximum Loan Amount exceeds such average daily unpaid balance. Such fee shall be payable to Lender in arrears on the last day of each month.

                  (d) Collateral Examination Fee. Borrowers shall pay to
Lender on the first day of each month following any month in which Lender performs any field examinations, collateral analysis, orderly liquidation analysis or other business analysis (individually and collectively, a "Collateral Examination"), the need and frequency for which is to be determined by Lender in its reasonable discretion, a fee in an amount equal to Lender's per diem charge then in effect per day for each person employed to perform such Collateral Examination plus all reasonable costs and disbursements incurred by Lender in the performance of such Collateral Examination (including, without limitation, charges for fees and expenses, as billed, for outside auditors used by Lender).

                  (e) Collateral Monitoring Fee. Commencing on the first day of the month immediately following the Closing Date and on the first day of each month thereafter, Borrowers shall pay to Lender monthly in arrears, a collateral monitoring fee in an amount equal to $5,000 per month (the "Collateral Monitoring Fee"). The Collateral Monitoring Fee shall be fully earned monthly when due and shall not be subject to refund, rebate or proration for any reason whatsoever.

         3.4. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate during such extension.

         3.5. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate permissible hereto, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.6. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 3.6, the term "Lender" shall include Lender and any corporation or bank controlling Lender and the office or branch where Lender (as so defined) makes or maintains any LIBOR Rate Revolving Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Lender or the London interbank Eurodollar market any other condition with respect to this Agreement, any Other Documents;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Revolving Advances hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Revolving Advances by an amount that Lender deems to be material, then, in any case Borrowers shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

         3.7. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that:

                  (a) reasonable means do not exist for ascertaining the LIBOR Rate;

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Revolving Loan, a proposed LIBOR Rate Revolving Loan, or a proposed conversion of a Domestic Rate Revolving Loan into a LIBOR Rate Revolving Loan;

then Lender shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Revolving Loan shall be made as a Domestic Rate Revolving Loan, unless Borrowing Agent shall notify Lender no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Revolving Loan, (ii) any Domestic Rate Revolving Loan, or LIBOR Rate Revolving Loan which was to have been converted to an affected type of LIBOR Rate Revolving Loan shall be continued as or converted into a Domestic Rate Revolving Loan, or, if Borrowing Agent shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Revolving Loan, and (iii) any outstanding affected LIBOR Rate Revolving Loans, shall be converted into a Domestic Rate Revolving Loan, or, if the Borrowing Agent shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business

Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Revolving Loan, shall be converted into an unaffected type of LIBOR Rate Revolving Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Revolving Loans. Until such notice has been withdrawn, Lender shall have no obligation to make an affected type of LIBOR Rate Revolving Loan or maintain outstanding affected LIBOR Rate Revolving Loans and no Borrower shall have the right to convert a Domestic Rate Revolving Loan, or an unaffected type of LIBOR Rate Revolving Loan into an affected type of LIBOR Rate Revolving Loan.

         3.8.     Capital Adequacy.
                  ----------------

                  (a) In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 3.8, the term "Lender" shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains any LIBOR Rate Revolving Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrowers shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.8 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 3.8(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.


IV.      COLLATERAL: GENERAL TERMS
         --------------------------

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest ("Lender's security interest") and shall cause its financial statements to reflect such security interest.

         4.2.     Perfection of Security Interest.
                  -------------------------------

                  (a) Each Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and such Borrower as debtor, as Lender may require, and including any other information with respect to such Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and such Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Each Borrower hereby authorizes Lender to adopt on behalf of such Borrower any symbol required for authenticating any electronic filing. In no event shall any Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and any such Borrower as debtor. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and any Borrower as debtor includes assets and properties of any Borrower that do not at any time constitute Collateral, whether hereunder, under any of the Other Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.

                  (b) Each Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth on Schedule 4.2(b). In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Borrower shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of such Borrower (including by any agent or representative), such Borrower shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that such Borrower or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, such Borrower shall, or Lender may at any time on behalf of such Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with a legend, to be approved by Lender, indicating that the chattel paper or instruments, as applicable, is subject to the security interest and rights of Lender.

                  (c) In the event that any Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, such Borrower shall take, or cause to be taken, such actions as Lender may reasonably request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) No Borrower has any deposit accounts as of the date hereof, except as set forth on Schedule 4.2(d). No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (1) Lender shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower is dealing and the purpose of the account, (2) the bank where such account is opened or maintained shall be acceptable to Lender, and (3) on or before the opening of such deposit account, such Borrower shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower and the bank at which such deposit account is opened and maintained or
(B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Borrower's salaried employees.

                  (e) No Borrower owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth on Schedule 4.2(e).

                     (i) In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities, now or hereafter acquired by such Borrower are uncertificated and are issued to such Borrower or its nominee directly by the issuer thereof, such Borrower shall immediately notify Lender thereof and shall as Lender may specify, either (A) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of such Borrower or such nominee, or (B) arrange for Lender to become the registered owner of the securities.

                     (ii) No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower shall as Lender may specify either (1) execute and deliver, and cause to be executed and delivered to Lender, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

                  (f) No Borrower is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth on Schedule 4.2(f). In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower shall promptly notify Lender thereof in writing. Except as set forth in Schedule 4.2(f), Borrower shall immediately, as Lender may specify, either (1) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by such Borrower and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (2) cause Lender to become, at such Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (g) No Borrower has commercial tort claims as of the date hereof, except as set forth on Schedule 4.2(g). In the event that any Borrower shall at any time after the date hereof have any commercial tort claims, such Borrower shall promptly notify Lender thereof in writing, which notice shall (1) set forth in reasonable detail the basis for and nature of such commercial tort claim and (2) include the express grant by such Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 4.2(a) hereof or otherwise arising by the execution by such Borrower of this Agreement or any of the Other Documents, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and such Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, such Borrower shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

                  (h) No Borrower has any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth on Schedule 4.2(h) and except for goods located in the United States in transit to a location of such Borrower permitted herein in the ordinary course of business of such Borrower in the possession of the carrier transporting such goods.

                  (i) Each Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that such Borrower's signature thereon is required therefor,
(ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Body or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

         4.3 Disposition of Collateral. Each Borrower will safeguard and protect all Collateral for Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business, (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $50,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (ii) the proceeds of which are remitted to Lender.

         4.4. Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender's security interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate;
(b) may employ and maintain at any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Lender's security interests in the Collateral; (c) upon the occurrence of an Event of Default may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) upon the occurrence of an Event of Default, may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may reasonably direct. All of Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' account as a Revolving Advance and added to the Obligations.

         4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to the sale of Inventory in the ordinary course of business and Equipment and other Collateral to the extent permitted in Section 4.3 hereof.

         4.6. Defense of Lender's Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender's security interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Lender's prior written consent, pledge, sell (except Inventory in the ordinary course of business, and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Lender's security interests in the Collateral against any and all Persons whatsoever. At any time following the occurrence of an Event of Default, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Lender's trustee, and such Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

         4.7. Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants, as shall then be regularly engaged by Borrowers.

         4.8. Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Lender copies of any of the Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

         4.9. Compliance with Laws. Each Borrower shall comply with, all acts, rules, regulations and/or orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could have a Material Adverse Effect on such Borrower. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. Inspection of Premises. At all reasonable times Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Lender may enter upon any Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business. Without in any way limiting the foregoing, so long as no Default exists, Lender will provide such Borrower with two (2) days prior notice before entering such Borrower's premises for the purposes set forth in this Section 4.10.

         4.11 Insurance. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Lender, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, business interruption insurance; (b) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (c) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (d) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), (c) and (d) above, and providing
(A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and the applicable Borrower to make payment for such loss to Lender and not to such Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Lender jointly, Lender may endorse such Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Upon the occurrence of an Event of Default and during its continuance, Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), (c) and (d) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine.

         4.12. Failure to Pay Insurance. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrowers' account, and charge Borrowers' account therefor and such expenses so paid shall be part of the Obligations.

         4.13. Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower, and Lender which Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender's opinion, may possibly create a valid Lien on the Collateral, Lender may without notice to Borrowers pay the Charges and each Borrower hereby indemnifies and holds Lender and each Lender harmless in respect thereof. Lender will not pay any Charges to the extent that any Borrower has contested or disputed those Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related Lien is stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender's security interest in or Lien on the Collateral. The amount of any payment by Lender under this Section
4.13 shall be charged to the Borrowers' account as a Revolving Advance and added to the Obligations and, until Borrowers shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrowers' credit and Lender shall retain Lender's security interest in any and all Collateral held by Lender.

         4.14. Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender's request, will provide evidence of having done so.

         4.15.    Accounts and other Receivables.
                  ------------------------------

                  (a) Nature of Accounts. Each of the Accounts shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Account is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Lender.

                  (b) Solvency of Customers. Each Customer, to the best of each Borrower's knowledge, as of the date each Account is created, is and will be solvent and able to pay all Accounts on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

                  (c) Locations of Borrowers. Each Borrower's chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to Lender by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) Collection of Receivables. Until any Borrower's authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence of an Event of Default or a Default) each Borrower will, at such Borrower's sole cost and expense, but on Lender's behalf and for Lender's account, collect as Lender's property and in trust for Lender all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to Lender, the Blocked Account or the Depository Account in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. Upon the occurrence of an Event of Default, Lender shall have the right to send notice of the assignment of, and Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' account and added to the Obligations.

                  (f) Power of Lender to Act on Borrower's Behalf. Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. For the purposes of this Agreement, including this Section 4.15, each Borrower hereby constitutes Lender or Lender's designee as such Borrower's attorney with power
(i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables;(iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's security interest in the Collateral and to file same; (v) to demand payment of the Receivables and any other Collateral; (vi) to enforce payment of the Receivables and any other Collateral by legal proceedings or otherwise; (vii) to exercise all of such Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to take all action contemplated under Section 4.2 and to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables and any other Collateral; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable during the Term and thereafter while any of the Obligations remain unpaid. Lender shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower to such address as Lender may designate and to receive, open and dispose of all mail addressed to any Borrower, and Lender agrees to use its best efforts to deliver to such Borrower any mail, which does not relate, either directly or indirectly, to the Obligations or the Collateral.

                  (g) No Liability. Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom unless due to Lender's gross negligence or willful misconduct. Following the occurrence of an Event of Default or Default, Lender may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables, any of the other Collateral or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Lender is authorized and empowered to accept, following the occurrence of an Event of Default or Default, the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

                  (h) Establishment of a Lockbox Account, Dominion Account. Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered to Lender, a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 4.2 hereof or at any time and from time to time Lender may become bank's customer with respect to the Blocked Accounts and promptly upon Lender's request, Borrower shall execute and deliver such agreements or documents as Lender may require in connection therewith. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

                  (i) Adjustments. No Borrower will, without Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

         4.16. Inventory. All Inventory has been, and will be, produced by Borrowers in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in material violation of any law, statute, ordinance, code, rule or regulation.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Lender as any Borrower's Agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender, whether by anything herein or in any assignment or otherwise, assumes no obligations of any Borrower under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof. Except as prohibited by law, each Borrower waives any right which it may have to claim or recover in any litigation with Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower: (a) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of

Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the Other Documents and (b) acknowledges that in entering into this Agreement and the Other Documents, Lender is relying upon, among other things, the waivers and certifications set forth in this Section 4.18 and elsewhere herein and therein

         4.19.    Environmental Matters.
                  ---------------------

                  (a) Borrowers shall ensure that the Real Property remains in material compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (b) Borrowers shall establish and maintain a system to assure and monitor continued material compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Borrowers shall employ in connection with the use of the Real Property appropriate technology necessary to maintain material compliance with any applicable Environmental Laws and treat, store or dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws as may be legally required for such Hazardous Waste. Borrowers shall use reasonable efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days following such notice, give written notice of same to Lender detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

                  (e) Borrowers shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Lender until the claim is settled. Borrowers shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral.

                  (f) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all action reasonably necessary in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond in to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender's security interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Revolving Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and any Borrower.

                  (g) Promptly upon the written request of Lender from time to time, Borrowers shall provide Lender, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and, if requested by Lender, the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. The necessity and frequency of such environmental site assessments or environmental audit reports shall be reasonably determined by Lender. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $100,000, Lender shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

                  (h) Borrowers shall defend and indemnify Lender and hold Lender and its employees, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Discharge or Environmental Complaint at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with such occurrence. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises wherever located.

         4.20. Financing Statements. Except as respect to the financing statements filed by Lender and with respect to the parties described on Schedule 1.2(b), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.


V.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

         Each Borrower represents and warrants as follows:

         5.1. Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (1) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, certificate of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (2) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower or its property is a party or by which it may be bound.

         5.2.     Formation and Qualification.
                  ---------------------------

                  (a) Each Borrower is duly incorporated and in good standing under the laws of the state listed on Schedule 5.2 and is qualified to do business and is in good standing in the states listed on Schedule 5.2 which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

                  (b) The only Subsidiaries of each Borrower are listed on
Schedule 5.2(b).

                  (c) The exact legal name of each Borrower is as set forth on the signature page of this Agreement.

                  (d) Each Borrower is an organization of the type and organized in the jurisdiction set forth on Schedule 5.2(d). Schedule 5.2(d) accurately sets forth the organizational identification number of each Borrower or accurately states that each Borrower has none and accurately sets forth the federal employer identification number of such Borrower.

                  (e) The chief executive office and mailing address of each Borrower and each Borrower's Records concerning Accounts or other Receivables are located only at the address identified as such on Schedule 5.2(e) and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth on Schedule 5.2(e), subject to the right of Borrower to establish new locations in accordance with Section 9.2 below.
Schedule 5.2(e) correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

         5.3. Survival of Representations and Warranties. All representations and warranties of each Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. Tax Returns. Each Borrower's federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ended March 31, 1997. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5. Financial Statements. The balance sheet of the Borrowers, as of March 31, 2001 and the related statements of income, changes in stockholder's equity, and changes in cash flow for the year ended March 31, 2001, all accompanied by reports thereon containing opinions which, after giving effect to the transactions (the "Transactions") contemplated hereby, shall be without qualification by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Borrowers and their Subsidiaries at such date and the results of their operations for such period). Since June 1, 2001 there has been no change in the condition, financial or otherwise, of Borrowers or their Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers and their Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. Corporate Name. No Borrower has been known by any other corporate name in the past five years and does not sell Inventory or perform services under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five
(5) years.

         5.7.     O.S.H.A. and Environmental Compliance.
                  -------------------------------------

                  (a) Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

                  (b) Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (c) (i) There are no visible signs of releases, spills, discharges, or leaks (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower; and, (ii)(A) there are no underground storage tanks or polychlorinated biphenyls on the Real Property and other real property owned by any Borrower; (B) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (C) no Hazardous Substances are present on the Real Property or any premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

         5.8.     Solvency; No Litigation, Violation, Indebtedness or Default.
                  -----------------------------------------------------------

                  (a) After giving effect to the Transactions, Borrowers are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

                  (b) Except as disclosed in Schedule 5.8(b), no Borrower has
(1) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on such Borrower, and (2) any liabilities nor indebtedness other than the Obligations.

                  (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could have a Material Adverse Effect on Borrower, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower or any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower or any member of the Controlled Group or any fiduciary of, or any trustee to, any Plan, has engaged in a non-exempt "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code or taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss. 2615.3 has not been waived, and (xi) no Borrower or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and no Borrower or any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur any liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no pending challenge to the validity of any such material patent, trademark, copyright, design right, trade name, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by any Borrower or was lawfully acquired by any Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software owned by any Borrower, such Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on
Schedule 5.9 hereto.

         5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Borrower.

         5.11. Default of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12. No Default. No Borrower is in default in the payment or performance of any of its contractual obligations and no Default has occurred.

         5.13. No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

         5.15. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Revolving Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. Investment Company Act. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. Disclosure. No representation or warranty made by any Borrower in this Agreement or in the Acquisition Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which Borrowers have not disclosed to Lender in writing with respect to the Transactions which could have a Material Adverse Effect on any Borrower.

         5.18. Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.19. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.20. Application of Certain Laws and Regulations. No Borrower nor any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.21. Business and Property of Borrower. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than the business of the Borrowers conducted as of the Closing Date and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

VI.      AFFIRMATIVE COVENANTS.
         ---------------------

         Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

         6.1. Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Revolving Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in
Section 4.15(h). Lender may, without making demand, charge the account of Borrowers for all such fees and expenses.

         6.2.     Conduct of Business and Maintenance of Existence and Assets.
(a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could have a Material Adverse Effect on such Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could have a Material Adverse Effect on such Borrower, (d) no Borrower shall change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than thirty (30) days prior written notice from such Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available; and (e) no Borrower shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than thirty (30) days' prior written notice from such Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. No Borrower shall change its type of organization, jurisdiction of organization or other legal structure.

         6.3. Violations. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which may have a Material Adverse Effect on any Borrower.

         6.4. Government Receivables. Take all steps necessary to protect Lender's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Accounts or other Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5. Tangible Net Worth. Maintain, on a consolidated basis, as at the end of each fiscal quarter (June 30, September 30, December 31, March 31 in any given year) a Tangible Net Worth in an amount not less than $30,000,000, which amount shall be increased at the end of each fiscal quarter by an amount equal to fifty percent (50%) of the Borrowers' Net Income for such quarter and which shall exclude the change in the carrying value of Borrower's investments in Affiliates and the income tax effects thereof.

         6.6. Minimum EBITDA. Maintain, on a consolidated basis, as at the end of each fiscal quarter (June 30, September 30, December 31, March 31 in any given year) an EBITDA for the twelve (12) month period ending as of each such quarter of not less than $8,000,000.

         6.7. Fixed Charge Coverage Ratio. Maintain, on a consolidated basis, as at the end of each fiscal quarter (June 30, September 30, December 31, March 31, in any given year) a Fixed Charge Coverage Ratio for the twelve (12) month period ending as of each such quarter, a ratio of not less than 1.5:1.

         6.8. Maximum Funded Debt/EBITDA Ratio. Maintain, on a consolidated basis, as at the end of each fiscal quarter (June 30, September 30, December 31 and March 31 in any given year) a ratio of Funded Debt to EBITDA for the twelve
(12) month period ending as of each such date in an amount not more 6.5:1.

         6.9. Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may request, in order that the full intent of this Agreement may be carried into effect.

         6.10. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

         6.11. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.11, 9.12 and 9.15 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

VII.     NEGATIVE COVENANTS.
         ------------------

         No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:


         7.1.     Merger, Consolidation, Acquisition and Sale of Assets.
                  -----------------------------------------------------

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business except as permitted under Section 4.3 of this Agreement.

         7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, including but not limited to, all Real Property, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except (1) as disclosed on Schedule 7.3, (2) guarantees made in the ordinary course of business up to an aggregate amount of $50,000 and the endorsement of checks in the ordinary course of business.

         7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         7.5. Loans. Except as set forth on Schedule 1.2(b) hereto, make advances, loans or extensions of credit to any Person, including without limitation, any Original Owner, Subsidiary, or Affiliate or Guarantor, except with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and loans to its employees in the ordinary course of business not to exceed the aggregate amount of $100,000 at any time outstanding.

         7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $1,100,000 in the aggregate.

         7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower; provided that, upon the prior written consent of Lender, each Borrower may purchase any of its outstanding common stock through the NASDAQ, in compliance with all securities laws, rules and regulations.

         7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lender, (ii) Indebtedness incurred for capital expenditures permitted under
Section 7.6 hereof, and (iii) Indebtedness set forth on Schedule 1.2 hereto.

         7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted herein purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business and on an arm's-length basis, consistent with historical practices, on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $1,250,000 in any one fiscal year.

         7.12.    Subsidiaries.
                  ------------

                  (a) Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a borrower or Guarantor and becomes jointly and severally liable for the Obligations of Borrowers hereunder, under the Note, and under any other agreement between any Borrower and Lender and (ii) Lender shall have received all documents, including stock pledges and legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13. Fiscal Year and Accounting Changes. Change its fiscal year from March 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14. Pledge of Credit. Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Revolving Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement.

         7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

         7.16. Compliance with ERISA. (a) (i) Maintain, or permit any member of the Controlled Group to maintain, or (ii) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan subject to Title IV of ERISA, other than those Plans disclosed on
Schedule 5.8(d); (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code; (c) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code; (d) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group pursuant to Title IV of ERISA or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d); (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (g) fail promptly to notify Lender of the occurrence of any Termination Event; (h) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (i) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lender or trade creditors in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower.

VIII.    CONDITIONS PRECEDENT.
         --------------------

         8.1. Conditions to Initial Revolving Advances. The agreement of Lender to make the initial Revolving Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Revolving Advances, of the following conditions precedent:

                  (a) Notes. Lender shall have received the Note duly executed and delivered by an authorized officer of each Borrower;

                  (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) Corporate Proceedings of Borrower and Guarantors. Lender shall have received, in form and substance satisfactory to Lender, a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of each Borrower and each Guarantor authorizing (1) the execution, delivery and performance of this Agreement and the Other Documents, the Note, and any related agreements (collectively the "Documents") and (2) the granting by each Borrower of the Liens upon the Collateral, in favor of Lender, in each case certified by the Secretary or an Assistant Secretary of each Borrower and each Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates of Borrower and Guarantors. Lender shall have received, in form and substance satisfactory to Lender, a certificate of the Secretary or an Assistant Secretary of each Borrower and each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, and each Borrower and each Guarantor, executing any of the Other Documents or any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) Certificates. Lender shall have received, in form and substance satisfactory to Lender, a copy of the Articles or Certificate of Incorporation or other charter documents of each Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and each Guarantor, and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower and each Guarantor. In addition, Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Body (and including a copy of the certificate of incorporation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Body) which shall set forth the same complete corporate name of each Borrower and Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower and Guarantor, if one is issued in its jurisdiction of incorporation);

                  (f) Good Standing Certificates. Lender shall have received, in form and substance satisfactory to Lender, good standing certificates for each Borrower and each Guarantor, dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's and each Guarantor jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's and each Guarantor's business activities or the ownership of its properties necessitates qualification;

                  (g) Legal Opinions. Lender shall have received the executed legal opinion of Bingham Dana LLP in form and substance satisfactory to Lender, which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, and related agreements as Lender may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

                  (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or Guarantor against or the officers or directors of any Borrower or any Guarantor (A) in connection with the Documents or any of the Transactions and which, in the reasonable opinion of Lender, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Lender, have a Material Adverse Effect on any Borrower or any Guarantor, and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or any Guarantor or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (i) Collateral Examination/Lien Searches. Lender shall have
(i) completed Collateral examinations and received any required appraisals, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, Inventory, the General Intangibles, Real Property, Subsidiary Stock and Equipment of each Borrower and all books and records in connection therewith; and (ii) received and reviewed lien and judgement search results for the jurisdiction of incorporation or organization of Borrowers, the jurisdiction of the chief executive office of Borrowers and all jurisdictions in which assets of Borrowers are located, which search results shall be in form and substance satisfactory to Lender;

                  (j) Financial Condition Certificates. Lender shall have received executed Officers' Certificates satisfactory in form and substance reasonably satisfactory to Lender, executed Officers' Certificates certifying the solvency of Borrowers on a consolidated basis after giving effect to the Transactions and the Indebtedness contemplated hereby and as to Borrowers' financial resources and their ability to meet their obligations and liabilities as they become due; to the effect that as of the Closing Date and after giving effect to the Transactions:

                           (i) the assets of Borrowers on a consolidated basis,
at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrowers on a consolidated basis;

                           (ii) current projections which are based on
underlying assumptions which provide a reasonable basis for the projections and which reflect each Borrower's judgment based on present circumstances of the most likely set of conditions and each Borrower's most likely course of action for the period projected, demonstrate each Borrower will have sufficient cash flow to enable it to pay its debts as they mature; and

                           (iii) no  Borrower has an unreasonably small capital
base with which to engage in its anticipated business.

For purposes of this subsection (j) the "fair valuation" of the assets of each Borrower shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions;

                  (k) Fees. Lender shall have received all fees payable to Lender and Lender on or prior to the Closing Date pursuant to Article III hereof;

                  (l) Financial Information. Lender shall have received, in form and substance satisfactory to Lender, a current aging of accounts receivable and accounts payable for Borrowers which shall be reasonably satisfactory in all respects to Lender;

                  (m) Other Documents. Lender shall have received, as applicable, all executed Other Documents, each in form and substance reasonably satisfactory to Lender;

                  (n) Insurance. Lender shall have received in form and substance reasonably satisfactory to Lender, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Lender as a co-insured;

                  (o) Payment Instructions. Lender shall have received, in form and substance reasonably satisfactory to Lender, written instructions from Borrowers directing the application of proceeds of the initial Revolving Advances made pursuant to this Agreement;

                  (p) Blocked Accounts/Deposit Control Agreements. Lender shall have received, in form and substance satisfactory to Lender, (i) duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Lender for the collection or servicing of the Receivables and proceeds of the Collateral; and (ii) Deposit Account Control Agreements by and among Lender, Borrowers and each bank where any Borrower has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrowers (or Lender shall be the bank's customer with respect to such deposit account, as Lender may specify);

                  (q) Consents. Lender shall have received, in form and substance reasonably satisfactory to Lender, any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem reasonably necessary;

                  (r) No Adverse Material Change. (1) Since June 1, 2001, there shall not have occurred (w) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of any Borrower or any Guarantor, (x) any material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (y) any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Borrower or any Guarantor, and (z) any material deviation from the forecasts furnished to Lender with respect to Borrowers, and (ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

                  (s) Contract Review. Lender shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be reasonably satisfactory in all respects to Lender;

                  (t) Closing Certificate. Lender shall have received, in form and substance reasonably satisfactory to Lender, a closing certificate signed by the President of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date in all material respects,
(ii) Borrowers are on such date in material compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (u) Borrowing Base. Lender shall have received, in form and substance satisfactory to Lender, evidence from Borrowers that the aggregate amount of Eligible Accounts and Eligible Inventory is sufficient in value and amount to support Revolving Advances in the amount requested by Borrowers on the Closing Date;

                  (v) Undrawn Availability. After giving effect to the initial Revolving Advances hereunder and all Reserves, Borrowers shall have Undrawn Availability of at least $2,000,000;

                  (w) Other. Lender shall have received in form and substance satisfactory to Lender, evidence of all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Lender, Lender and their counsel;

                  (x) Leasehold Agreements. Lender shall have received Landlord, mortgagee or warehouseman agreements satisfactory to Lender with respect to all premises leased by any Borrower at which books and records relating to Receivables and Inventory are located; and

         8.2. Conditions to Each Revolving Advance. The agreement of Lender to make any Revolving Advance requested to be made on any date is subject to the satisfaction of the following conditions precedent as of the date such Revolving Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Revolving Advances requested to be made, on such date; provided, however that Lender, in their sole discretion, may continue to make Revolving Advances notwithstanding the existence of an Event of Default or Default and that any Revolving Advances so made shall not be deemed a waiver of any such Event of Default or Default;

                  (c) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1 hereof; and

Each request for a Revolving Advance by Borrowers hereunder shall constitute a representation and warranty by each Borrower as of the date of such Revolving Advance that the conditions contained in this subsection shall have been satisfied.


IX.      INFORMATION AS TO BORROWERS.
         ---------------------------

         Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. Schedules. Deliver to Lender on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings, (b) accounts payable schedules, (c) Inventory reports, and (d) a schedule of all ineligible Inventory and Accounts. In addition, each Borrower will deliver to Lender at such intervals as Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Lender may require including, without limitation, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Lender and executed by each Borrower and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's security interest with respect to the Collateral.

         9.3. Environmental Reports/Appraisals. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President and/or Chief Financial Officer of each Borrower stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all applicable Environmental Laws. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve compliance in all material respects.

         9.4. Litigation. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may have a Material Adverse Effect on any Borrower.

         9.5. Material Occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which might have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

         9.6. Government Receivables. Notify Lender promptly if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7. Annual Financial Statements. Furnish Lender within one hundred twenty (120) days after the end of each fiscal year of Borrowers, consolidated and consolidating financial statements of Borrowers including, but not limited to, consolidated and consolidating statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon, commencing with the year ending March 31, 2002, without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Lender (the "Accountants"). The audit report of such accounting firm shall be accompanied by a statement of such accounting firm certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7 and 6.8. In addition, the reports shall be accompanied by a certificate of the President and/or Chief Financial Officer of each Borrower which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7 and 6.8.

         9.8.     Monthly Financial Statements. Furnish Lender within thirty
(30) days after the end of each month or 45 days after the end of each month that is also the end of one of Borrowers' fiscal quarters, a consolidated and consolidating unaudited balance sheet of Borrowers and a consolidated and consolidating unaudited statements of income and stockholders' equity and cash flow of Borrowers reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared in accordance with GAAP (except for disclosures required by GAAP) applied on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6., and 6.8.

         9.9. Other Reports/Consolidating Statements. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders.

         9.10. Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrowers including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

         9.11. Projected Operating Budget. Furnish Lender, no later than thirty (30) days prior to the beginning of each Borrower's fiscal years commencing with the fiscal year ending on March 31, 2003, a month by month projected operating budget and cash flow of Borrowers, on a consolidated and consolidating basis, for such fiscal year (including an income statement, statements of cash disbursements, cash collections and borrowing base projections for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.12. Variances From Operating Budget. Furnish Lender, concurrently with the delivery of the financial statements referred to in Section 9.7 and within thirty (30) days after the end of each month, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.11 and a discussion and analysis by management with respect to such variances.

         9.13. Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (a) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

         9.14. ERISA Notices and Requests. Furnish Lender with immediate written notice in the event that (a) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (d) any material increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any

Borrower or any member of the Controlled Group was not previously contributing shall occur, (e) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (f) any Borrower or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (g) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) any Borrower or any member of the Controlled Group knows that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and
(i) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

         9.15. Additional Documents. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.       EVENTS OF DEFAULT.
         -----------------

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or any Other Document when due;

         10.2. any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by any Borrower to (i) furnish financial information when due or when requested by Lender within a reasonable time after such request, or (ii) permit the inspection of its books or records;

         10.4. issuance of a notice of lien, which is not a Permitted Encumbrance, levy, assessment, injunction or attachment against a material portion of any Borrower's property which is not bonded or lifted within thirty
(30) days or which at any time is not stayed;

         10.5. failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and Lender;

         10.6. any judgment is rendered or judgment liens filed against any Borrower for an amount in excess of $100,000 which within forty-five (45) days of such rendering or filing is not either satisfied, stayed or discharged of record, or which at any time is unstayed;

         10.7. any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8. any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. any Affiliate (other than E Com Ventures, Inc., Perfumania, Inc. or perfumania.com, inc.) or any Subsidiary of any Borrower, or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         10.10. any Liens created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.11. a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which adversely affects, in any material respect, its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period or waived by Lender;

         10.12. termination or breach of any agreement executed and delivered to Lender in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

         10.13.   any Change of Control shall occur;

         10.14. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Lender;

         10.15. if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or trade name of any Borrower, which revocation, termination or suspension has or could have a Material Adverse Effect, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, trade name or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, trade name or patent; and (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement could have a Material Adverse Effect on any Borrower;

         10.16. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any other Person with respect to any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.17. the business operations of any Borrower is interrupted at any time for more than eight (8) hours a day during any period of five (5) consecutive days and such interruption has a Material Adverse Effect upon Borrower, taken as a whole, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days;

         10.18. an event or condition specified in Sections 7.16 or 9.1 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, could have a Material Adverse Effect on any Borrower; or

         10.19. any bank at which any deposit account of any Borrower is maintained shall fail to comply with any of the terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of such Borrower shall fail to comply with any of the terms of any Investment Property Control Agreement to which such person is a party.

XI.      LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.
         ------------------------------------------

         11.1. Rights and Remedies. Upon the occurrence of (i) a Default pursuant to Section 10.7(vi) or any other Event of Default pursuant to Section
10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lender to make Revolving Advances shall be deemed terminated; and (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender, all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Revolving Advances. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrowers to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender, or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Lender is granted permission, without charge, to use all of Borrowers' trademarks, trade styles, trade names, patents, patent applications, copyrights, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender and Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

         11.2. Lender's Discretion. Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's rights hereunder. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Body or other third party for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrowers for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or
(l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.2 is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.2. Without limitation of the foregoing, nothing contained in this Section 11.2 shall be construed to grant any rights to Borrowers or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.2.

         11.3. Setoff. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply any Borrower's property held by Lender or by the Bank to reduce the Obligations.

         11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII.     WAIVERS AND JUDICIAL PROCEEDINGS.
         --------------------------------

         12.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. Delay. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. JURY TRIAL WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.    EFFECTIVE DATE AND TERMINATION.
         ------------------------------

         13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by giving the other party sixty
(60) days prior written notice. Borrowers may terminate this Agreement at any time upon sixty (60) days' prior written notice upon payment in full of the Obligations. In the event that the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Prepayment Date") Borrowers shall pay to Lender an early termination fee in an amount equal to (1) three percent (3%) of the Maximum Loan Amount if the Prepayment Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (2) two percent (2%) of the Maximum Loan Amount if the Prepayment Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (3) one percent (1%) of the Maximum Loan Amount if the Prepayment Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date or prior to the end of any extended term.

         13.2. Termination. The termination of the Agreement shall not affect any Borrower's, or Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Borrower's respective account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Lender with an indemnification satisfactory to Lender with respect thereto. Accordingly, each Borrower waives any rights which it may have under
Section 9-504(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.


XIV.     BORROWING AGENCY.
         ----------------

         14.1.    Borrowing Agency Provisions.
                  ---------------------------

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur liability to Borrowers as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this Section 14.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

         14.2. Waiver of Subrogation. Until all Obligations are fully and indefeasibly paid to Lender, each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

XV.      MISCELLANEOUS.
         -------------

         15.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in
Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Lender's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's Agent for the purpose of accepting service within the state of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         15.2. Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

         15.3.    Successors and Assigns; Participations; New Lenders.
                  ---------------------------------------------------

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

                  (b) Each Borrower acknowledges that in the regular course of commercial lending business Lender may at any time and from time to time sell participating interests in the Revolving Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Revolving Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Revolving Advances or other Obligations payable hereunder to such Transferee had Lender retained such interest in the Revolving Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Revolving Advances or other Obligations payable hereunder to both Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Revolving Advances.

                  (c) Each Borrower authorizes Lender to disclose to any Transferee and any prospective Transferee any and all financial information in Lender's possession concerning each Borrower which has been delivered to Lender by or on behalf of each Borrower pursuant to this Agreement or in connection with Lender's credit evaluation of each Borrower.

         15.4. Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

         15.5. Indemnity. Each Borrower shall indemnify Lender and Lender's officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the wilful misconduct by the indemnified party as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         15.6. Notice. Any notice or request hereunder may be given to any Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, or (iii) recognized overnight delivery service or (iv) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)    If to Lender:    GMAC COMMERCIAL CREDIT LLC
                                 1290 Avenue of the Americas
                                 New York, New York 10104
                                 Attention:    Corporate Loan Administration
                                               Mr. Frank Imperato,
                                               Senior Vice President
                                 Telephone:    212 884-7026
                                 Telecopier:   212 884-7162
                                                   and

                                 GMAC COMMERCIAL CREDIT LLC
                                 2059 Northlake Parkway
                                 P.O. Box 4095
                                 Atlanta, Georgia 30302-4095
                                 Attention: Kristy Loucks, VP
                                 Telephone:    770 491-4899
                                 Telecopier:   770 491-4004

         (B)    If to Borrowers: PARLUX FRAGRANCES, INC.,
                                 Borrowing Agent
                                 3725 S.W. 30th Avenue
                                 Fort Lauderdale, Florida 33312
                                 Attention:    Frank A. Buttacavoli, EVP/COO/CFO
                                 Telephone:    954-316-9008, x. 117
                                 Telecopy:     954-316-8155

                With a copy to:  BINGHAM DANA LLP
                                 399 Park Avenue
                                 New York, New York 10022-4689
                                 Attention:    Barry P. Biggar, Esq.
                                 Telephone:    212-318-7748
                                 Telecopy:     212-752-5387

                  provided that, Lender's failure to deliver a copy of any such notice to Bingham Dana LLP shall not limit, impair, prohibit or otherwise affect in any way Lenders's rights and remedies hereunder or the enforcement hereof.

         15.7. Survival. The obligations of Borrowers under Sections 3.7, 3.8 and 14.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         15.9. Expenses. All costs and expenses including, without limitation, attorneys' fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with any Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' account and shall be part of the Obligations.

         15.10. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, each Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         15.11. Consequential Damages. Neither Lender or Lender's attorney shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         15.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         15.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         Each of the parties has signed this Agreement as of the day and year first above written.


                              PARLUX FRAGRANCES, INC.

                              By:  /s/ Frank A. Buttacavoli
                                   ---------------------------------------------

                              Title: Executive VP/COO/CFO
                                     -------------------------------------------


                              PARLUX LTD.

                              By:  /s/ Frank A. Buttacavoli
                                   ---------------------------------------------

                              Title: Executive VP/COO/CFO
                                     -------------------------------------------



                              GMAC COMMERCIAL CREDIT LLC

                              By:  /s/ James E. Childs, Jr.
                                   ---------------------------------------------

                              Title: Senior Vice President
                                     -------------------------------------------